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RIDER - GUARANTEED MINIMUM ACCUMULATION BENEFIT AND GUARANTEED MINIMUM
WITHDRAWAL BENEFIT

The Penn Mutual Life Insurance Company (the "Company") agrees, subject to and in accordance with the provisions of this supplemental agreement, to provide the Guaranteed Minimum Accumulation Benefit and the Guaranteed Minimum Withdrawal Benefit described below.

This agreement is a part of the contract to which it is attached. It is subject to all of the provisions of the contract unless stated otherwise in this agreement.

GUARANTEED MINIMUM ACCUMULATION BENEFIT - When this rider is in effect, the Guaranteed Minimum Accumulation Benefit will be equal to (a) plus (b) minus (c) where:

     (a) is the Contract Value at the start of the Benefit Period;
     (b) is a percentage, specified in the Additional Contract Specifications, of the amount of each subsequent Purchase Payment and the full amount of any Purchase Payment Enhancement, if applicable to the contract, received during the Benefit Period; and
     (c) is an adjustment for withdrawals taken during the Benefit Period.

The Benefit Period for this benefit is ten years after either:
     (a) the rider effective date; or
     (b) a Step-Up Benefit Date.

If the Guaranteed Minimum Accumulation Benefit exceeds the Contract Value at the end of the Benefit Period, the Company will increase such Contract Value to equal the Guaranteed Minimum Accumulation Benefit.

At the end of the Benefit Period, the Owner can elect to renew the Guaranteed Minimum Accumulation Benefit for a new Benefit Period. At the time of renewal, the Rider Charge as described below may be increased, but not above the then current charge applicable to the class of Contact Owners then electing this benefit.

ADJUSTMENTS FOR WITHDRAWALS - The Guaranteed Minimum Accumulation Benefit will be reduced by a proportional amount of any partial withdrawals of Contract Value. The reductions in the Guaranteed Minimum Accumulation Benefit occur as of the date of each applicable partial withdrawal.

The amount of the reduction in relation to the amount of partial withdrawals is calculated as follows:

     The Guaranteed Minimum Accumulation Benefit after the withdrawal equals the Guaranteed Minimum Accumulation Benefit immediately before the withdrawal less the multiplication of (i) and (ii), where:

     (i) is the Guaranteed Minimum Accumulation Benefit immediately before the withdrawal and
     (ii) is a ratio of (A) over (B) where:
          (A) is the current withdrawal amount; and
          (B) is the Contract Value immediately before the withdrawal.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT - When this rider is in effect, the Guaranteed Minimum Withdrawal Benefit provides two ways to receive guaranteed minimum withdrawal amounts from the Benefit Base as defined below. Withdrawals can be received via the Return of Benefit Base Withdrawal Option or the Lifetime Withdrawal Option. Both of these options operate concurrently until one or both of the options terminate as described below.

BENEFIT BASE - The Benefit Base establishes the basis for the total guaranteed minimum withdrawal amounts as well as the Guaranteed Annual Withdrawal Amount and Guaranteed Annual Lifetime Withdrawal Amount as defined below. The Benefit Base is the greatest of (a), (b), or (c) below, where:

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RIDER - GUARANTEED MINIMUM ACCUMULATION BENEFIT AND GUARANTEED MINIMUM
WITHDRAWAL BENEFIT (CONTINUED)

(a) is the Contract Value on the date of the first withdrawal, just before the first withdrawal;
(b) is the sum of (1) plus (2), where;
              (1) is the Contract Value on the rider effective date accumulated on a daily basis using the Benefit Base Accumulation Rate (shown in the Additional Contract Specifications) until the earlier of the Benefit Base Accumulation Cease Date (shown in the Additional Contract Specifications) and the date of the first withdrawal; and
              (2) is each Purchase Payment received after the rider effective date but prior to the first withdrawal accumulated on a daily basis using the Benefit Base Accumulation Rate (shown in the Additional Contract Specifications) until the earlier of the Benefit Base Accumulation Cease Date (shown in the Additional Contract Specifications) and the date of the first withdrawal; and
(c) is the highest Contract Value as of a contract anniversary date until the earlier of the Benefit Base Accumulation Cease Date (shown in the Additional Contract Specifications) and the date of the first withdrawal.

Purchase payments made after the date of the first withdrawal will increase the Benefit Base on a dollar-for-dollar basis.

DEATH BENEFIT ENHANCEMENT BENEFIT BASE - For purposes of calculating the Death Benefit Enhancement as described below, the Death Benefit Enhancement Benefit Base is the greatest of (a), (b or (c) below, where:

     (a) is the Contract Value on the date of the first withdrawal, just before the first withdrawal;

     (b) is the sum of (1) plus (2), where:
              (1) is the Contract Value on the rider effective date accumulated on a daily basis using the Benefit Base Accumulation Rate (shown in the Additional Contract Specifications) until the earliest of the Benefit Base Accumulation Cease Date (shown in the Additional Contract Specifications), the Annuitant's attainment of age 80, and the date of the first withdrawal; and
              (2) is each Purchase Payment received after the rider effective date but prior to the first withdrawal accumulated on a daily basis using the Benefit Base Accumulation Rate (shown in the Additional Contract Specifications) until the earliest of the Benefit Base Accumulation Cease Date (shown in the Additional Contract Specifications), the Annuitant's attainment of age 80, and the date of the first withdrawal; and

     (c) is the highest Contract Value as of a contract anniversary date until the earliest of the Benefit Base Accumulation Cease Date (shown in the Additional Contract Specifications), the Annuitant's attainment of age 80, and the date of the first withdrawal.

Purchase Payments made after the date of the first withdrawal will increase the Death Benefit Enhancement Benefit Base on a dollar-for-dollar basis.

RETURN OF BENEFIT BASE WITHDRAWAL OPTION - The Return of Benefit Base Withdrawal Option guarantees that withdrawals can be taken each contract year equal to the Guaranteed Annual Withdrawal Amount, as long as this option remains in-force. The initial Guaranteed Annual Withdrawal Amount is equal to the Guaranteed Annual Withdrawal Percentage, shown in the Additional Contract Specifications, multiplied by the initial Benefit Base.

Total withdrawals in a contract year that do not exceed the Guaranteed Annual Withdrawal Amount will reduce the Benefit Base by the amount of the withdrawals.

EXTRA RETURN OF BENEFIT BASE WITHDRAWAL - All or part of a withdrawal that exceeds the remaining Guaranteed Annual Withdrawal Amount in that contract year.

EFFECT OF WITHDRAWALS ON GUARANTEED ANNUAL WITHDRAWAL AMOUNT - Cumulative withdrawals in a contract year that do not exceed the Guaranteed Annual Withdrawal Amount will not change the Guaranteed Annual Withdrawal Amount

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RIDER - GUARANTEED MINIMUM ACCUMULATION BENEFIT AND GUARANTEED MINIMUM
WITHDRAWAL BENEFIT (CONTINUED)

in subsequent contract years. Each Extra Return of Benefit Base Withdrawal in a contract year will reduce the Guaranteed Annual Withdrawal Amount in subsequent years in a proportional manner. The reduction is determined by multiplying the Guaranteed Annual Withdrawal Amount by the ratio of (a) to (b) where:
     (a) is the amount of the Extra Return of Benefit Base Withdrawal; and
     (b) is the Contract Value immediately prior to the withdrawal of the Extra Return of Benefit Base Withdrawal.

LIFETIME WITHDRAWAL OPTION - The Lifetime Withdrawal Option guarantees that withdrawals can be taken each contract year equal to the Guaranteed Annual Lifetime Withdrawal Amount as long as this option remains in-force. The initial Guaranteed Annual Lifetime Withdrawal Amount is equal to the Guaranteed Annual Lifetime Withdrawal Percentage, shown in the Additional Contract Specifications, multiplied by the initial Benefit Base.

Total withdrawals in a contract year that do not exceed the Guaranteed Annual Lifetime Withdrawal Amount will not reduce the Guaranteed Annual Lifetime Withdrawal Amount.

EXTRA LIFETIME WITHDRAWAL -- All or part of a withdrawal that exceeds the remaining Guaranteed Annual Lifetime Withdrawal Amount in that contract year.

EFFECT OF WITHDRAWALS ON GUARANTEED ANNUAL LIFETIME WITHDRAWAL AMOUNT -- Withdrawals in a contract year that do not exceed the Guaranteed Annual Lifetime Withdrawal Amount will not change the Guaranteed Annual Lifetime Withdrawal Amount in subsequent contract years. Each Extra Lifetime Withdrawal in a contract year will reduce the Guaranteed Annual Lifetime Withdrawal Amount in subsequent years in a proportional manner. The reduction is determined by multiplying the Guaranteed Annual Withdrawal Amount by the ratio of (a) to (b) where:
     (a) is the amount of the withdrawal of Extra Lifetime Withdrawal; and
     (b) is the Contract Value immediately prior to the withdrawal of the Extra Lifetime Withdrawal.

EFFECT OF WITHDRAWALS ON BENEFIT BASE - The Benefit Base is reduced, on a dollar-for-dollar basis, by the amount of withdrawals in a contract year that do not exceed the Guaranteed Annual Withdrawal Amount, until the Benefit Base is reduced to zero. Once the Guaranteed Annual Withdrawal Amount has been withdrawn in a contract year, any Extra Return of Benefit Base Withdrawals reduce the Benefit Base until it is reduced to zero by the greater of (a) and (b) where:

     (a) is a proportional reduction determined by multiplying (1) and (2) where:
         (1) is the Benefit Base; and
         (2) is the ratio of the Extra Return of Benefit Base Withdrawal to the Contract Value immediately prior to the Extra Return of Benefit Base Withdrawal; and
     (b) is the amount of the Extra Return of Benefit Base Withdrawal.

EFFECT OF WITHDRAWALS LESS THAN THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT - If total withdrawals in a contract year are less than the Guaranteed Annual Withdrawal Amount, the Guaranteed Annual Withdrawal Amount is not increased in subsequent contract years.

EFFECT OF WITHDRAWALS LESS THAN THE GUARANTEED ANNUAL LIFETIME WITHDRAWAL AMOUNT
- If total withdrawals in a contract year are less than the Guaranteed Annual Lifetime Withdrawal Amount, the Guaranteed Annual Lifetime Withdrawal Amount is not increased in subsequent contract years.

EFFECT OF ADDITIONAL PURCHASE PAYMENTS ON GUARANTEED MINIMUM WITHDRAWAL BENEFIT
- If the Contract to which this rider is attached allows for additional Purchase Payments, such Purchase Payments will serve to increase the Benefit Base, the Guaranteed Annual Withdrawal Amount, and the Guaranteed Annual Lifetime Withdrawal Amount as long as the Contract Value is positive. The Benefit Base will be increased by the amount of each additional Purchase Payment. The increase to the Guaranteed Annual Withdrawal Benefit will be equal to the Guaranteed Annual Withdrawal Percentage multiplied by each additional Purchase Payment. The increase to the Guaranteed

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RIDER - GUARANTEED MINIMUM ACCUMULATION BENEFIT AND GUARANTEED MINIMUM
WITHDRAWAL BENEFIT (CONTINUED)

Annual Lifetime Withdrawal Benefit will be equal to the Guaranteed Annual Lifetime Withdrawal Percentage multiplied by each additional Purchase Payment.

EFFECT OF REQUIRED MINIMUM DISTRIBUTIONS ON GUARANTEED MINIMUM WITHDRAWAL BENEFIT - Either or both of the Guaranteed Annual Withdrawal Amount and the Guaranteed Annual Lifetime Withdrawal Amount will be increased in any contract year in order to meet that contract year's required minimum distribution requirement according to the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. This increase applies only in relation to the required minimum distribution based on the value of the Contract.

REMAINING GUARANTEED MINIMUM WITHDRAWAL BENEFIT PAYMENTS WHEN CONTRACT VALUE IS REDUCED TO ZERO - If the Contract Value is reduced to zero and any benefits are due under either the Return of Benefit Base Withdrawal Option or the Lifetime Withdrawal Option, such Remaining Guaranteed Minimum Withdrawal Benefit Payments will be made as described below. In this situation the only provisions of the Contract that remain in effect are those that are associated with Remaining Guaranteed Minimum Withdrawal Benefit Payments. No additional Purchase Payments will be accepted once the Contract Value is reduced to zero.

If the Contract Value is reduced to zero in a contract year and there is any Guaranteed Annual Lifetime Withdrawal Amount due or any remaining Benefit Base, the Owner has the option to receive the Remaining Guaranteed Minimum Withdrawal Benefit Payment under either withdrawal option. If the Return of Benefit Base Withdrawal Option is elected, the Remaining Guaranteed Minimum Withdrawal Benefit Payment made in the contract year in which the Contract Value is reduced to zero is equal to the remaining Guaranteed Annual Withdrawal Amount not yet withdrawn in that year. In subsequent contract years, the Remaining Guaranteed Minimum Withdrawal Benefit Payment equals the Guaranteed Annual Withdrawal Amount in effect as of the date that the Contract Value is reduced to zero. If the Lifetime Withdrawal Option is elected, the Remaining Guaranteed Minimum Withdrawal Benefit Payment made in the contract year in which the Contract Value is reduced to zero is equal to the remaining Guaranteed Annual Lifetime Withdrawal Amount not yet withdrawn in that year. In subsequent contract years, the Remaining Guaranteed Minimum Withdrawal Benefit Payment equals the Guaranteed Annual Lifetime Withdrawal Amount in effect as of the date that the Contract Value is reduced to zero. If no election is made, the default option is the Lifetime Withdrawal Option.

If the Contract Value is reduced to zero in a contract year where the Guaranteed Annual Lifetime Withdrawal Amount is reduced to zero by the impact of Extra Lifetime Withdrawals and the Benefit Base is positive, Remaining Guaranteed Minimum Withdrawal Benefit Payments will be made under the Return of Benefit Base Withdrawal Option only. In the contract year in which the Contract Value is reduced to zero, the Remaining Guaranteed Minimum Withdrawal Benefit Payment made in that year is equal to the Guaranteed Annual Withdrawal Amount not yet withdrawn. In subsequent contract years, the Remaining Guaranteed Minimum Withdrawal Benefit Payment is the Guaranteed Annual Withdrawal Amount in effect as of the date that the Contract Value is reduced to zero or any remaining Benefit Base, if less.

Remaining Guaranteed Minimum Withdrawal Benefit Payments are made once each contract year.

If the total Remaining Guaranteed Minimum Withdrawal Benefit Payments due each contract year are less than $100, the Remaining Guaranteed Minimum Withdrawal Benefit Payments will be commuted and a lump sum will be paid. If the Remaining Guaranteed Minimum Withdrawal Benefit Payments are based on the Guaranteed Annual Lifetime Withdrawal Amount, such payments will be commuted using the greater of the then currently available annuity factors or the then currently available annuity factors for a single life annuity for the Contract to which this rider is attached. If the Remaining Guaranteed Minimum Withdrawal Benefit Payments are based on the Guaranteed Annual Withdrawal Amount, the remaining Benefit Base will be paid.

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RIDER - GUARANTEED MINIMUM ACCUMULATION BENEFIT AND GUARANTEED MINIMUM
WITHDRAWAL BENEFIT (CONTINUED)

STEP-UP BENEFIT AND STEP-UP BENEFIT DATE - The Step-Up Benefit for the Guaranteed Minimum Accumulation Benefit is the increase in the Guaranteed Minimum Accumulation Benefit to an amount equal to 100% of the Contract Value as of the Step-Up Benefit Date. The Step-Up Benefit for the Guaranteed Minimum Withdrawal Benefit is an increase in the Benefit Base to an amount equal to 100% of the Contract Value as of the Step-Up Benefit Date. As a result of the election of this Step-Up Benefit, the Guaranteed Annual Withdrawal Amount steps up to an amount equal to the Contract Value as of the Guaranteed Minimum Withdrawal Benefit Step-Up Date multiplied by the Guaranteed Annual Withdrawal Percentage. Also as a result of the election of this Step-Up Benefit, the Guaranteed Annual Lifetime Withdrawal Amount steps up to an amount equal to the Contract Value as of the Step-Up Date multiplied by the Guaranteed Annual Lifetime Withdrawal Percentage.

The first Step-Up Benefit Date is any Contract Anniversary starting with the fifth anniversary of the Effective Date of this rider on which the Owner elects a Step-Up Benefit. Subsequent Step-Up Benefit Dates can be no earlier than the fifth anniversary of the previous Step-Up Benefit Date.

The Contract Owner may elect the Step-Up Benefit as of the Step-Up Benefit Date. Such an election must be made in writing by the Contract Owner and received by the Company, in good order, at least thirty days prior to the contract anniversary on which the Step-Up Benefit is effective.

Once a Step-Up Benefit has been elected and is effective a new Guaranteed Minimum Accumulation Benefit, a new Benefit Base, a new Guaranteed Annual Withdrawal Amount, and a new Guaranteed Annual Lifetime Withdrawal Amount will commence as of the most recent Step-Up Date and the previously effective Step-Up Benefit will terminate.

DEATH BENEFIT ENHANCEMENT - Prior to the Annuity Date and upon receipt of due proof of the Annuitant's death and the necessary forms to make payment to a beneficiary, the Company will pay to the beneficiary a Death Benefit Enhancement in addition to the death benefit provided in the contract to which this agreement is attached. The Death Benefit Enhancement is equal to the remaining Death Benefit Enhancement Benefit Base, which is calculated as described above for purposes of determining the Death Benefit Enhancement, minus the sum of the Fixed Account death benefit and the Variable Account death benefit payable under the contract. The Death Benefit Enhancement cannot be less than zero. The maximum Death Benefit Enhancement is shown in the Additional Contract Specifications.

If the beneficiary is the surviving spouse of the deceased Annuitant, the spouse may elect to become the Contract Owner and upon such election, the Contract Value shall be adjusted to equal the amount of the death benefit provided in the contract plus the Death Benefit Enhancement.

ANNUITY PAYMENTS - If annuity payments are to commence under the conditions specified in the Contract to which this rider is attached, the Owner can elect one of the following options:

     (a) apply the Contract Value to any of the annuity options available in the Annuity Options section of the Contract;
     (b) request that as of the annuity payment commencement date, annuity payments are made each year equal to the Guaranteed Annual Lifetime Withdrawal Amount until the death of the Annuitant; or
     (c) request that as of the annuity payment commencement date, the remaining Benefit Base is paid out in the form of annuity payments. Each year these annuity payments will equal the lesser of Guaranteed Annual Withdrawal Amount or the remaining Benefit Base. These annuity payments will be made until the earlier of the Annuitant's death or the date that the Benefit Base is reduced to zero.

If annuity payments are to commence under the conditions specified in the Contract to which this rider is attached and none of the above elections have been made, then the default annuity option in your Contract will apply.

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RIDER - GUARANTEED MINIMUM ACCUMULATION BENEFIT AND GUARANTEED MINIMUM
WITHDRAWAL BENEFIT (CONTINUED)

TRANSFER LIMITS - This rider modifies the Transfers section of the Contract to which it is attached, as follows:

No more than two transfers may be made in a calendar month and no more than 12 such transfers can be made in a calendar year.

INVESTMENT ALLOCATION LIMITS - The Company reserves the right to make the availability of the Benefit incorporated within this rider contingent upon the allocation of the entire Contract Value, for the full Benefit Period, according to an asset allocation program established by the Company for this agreement.

RIDER CHARGE - On an annual basis the Rider Charge will be a percentage of the average monthly Contract Value that is allocated to the Variable Account during a contract year. The Rider Charge will be deducted annually on the date specified in the Additional Contract Specifications and will not exceed the value shown on the Additional Contract Specifications. The Rider Charge will also be deducted when the Variable Account Value is withdrawn or transferred in full, if such withdrawal or transfer is not on the date specified on the Additional Contract Specifications. The Rider Charge will not be deducted after the Annuity Date.

If the Step-Up Benefit is elected, the Rider Charge may be increased, but not above the then current charge applicable to the class of Contact Owners then electing this benefit.

TERMINATION OF AGREEMENT - This agreement will terminate:

     a) any contract anniversary after the fifth on the contract anniversary immediately following receipt by the Company of a written request by the Owner to discontinue the agreement;
     b) if the Contract Value equals zero and there is no Guaranteed Annual Withdrawal Amount due in future years, no Guaranteed Annual Lifetime Withdrawal Amount due in future years, or no remaining Benefit Base;
     c)  full surrender of the contract;
     d) date of the first death of an Owner or the date of death of the annuitant;
     e) upon receipt by the Company of a written request by the Owner to change the annuitant;
     f)  annuitization.

EFFECTIVE DATE - The Effective Date of this agreement is the same as the Contract Date of the contract unless another effective date is shown below.

The Penn Mutual Life Insurance Company


/s/ Robert E. Chappell

Chairman and Chief Executive Officer


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